CREDIT LINE ESCROW AGREEMENT

THIS AGREEMENT made as of the 1st day of September, 2006.

AMONG:

CHRISTIANE ERNE, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Erne”)

AND:

JEAN-CHRISTOPHE HADORN, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Hadorn”)

AND:

CLAUDIA REY, of Route de Saint-Julien 129 CH-1228 Plan-les-Ouates, Switzerland

(“Rey”)

AND:

SES SOLAR INC., a Nevada corporation with an address at Suite 1400 – 1500 West Georgia Street Vancouver, British Columbia Canada V6G 2Z6

(“SES”)

AND:

CLARK WILSON LLP, of 800 – 885 West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)

WITNESSES THAT WHEREAS:

A.                         Erne, Hadorn and Rey (collectively, the “Shareholders”) and SES wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, 24,143,410 shares of common stock of SES in the respective amounts as set out in Schedule A attached hereto (the “Shares”) in connection with the closing of the Share Exchange Agreement

D/CZM/893649.2

dated August 31, 2006 (the “Share Exchange Agreement”), among the Shareholders, SES and Société D’energie Solaire S.A., a Swiss company; and

B.                          Pursuant to the Share Exchange Agreement, the Shareholders have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	INTERPRETATION
1.1	In this Agreement:
(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;
(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and
(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.
2.	DEPOSIT INTO ESCROW

2.1                        The Shareholders will, upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver the Shares and stock powers of attorney, signature guaranteed as required by the transfer agent of SES (the “PAs”) to the Escrow Agent and the Escrow Agent will hold the Shares and the PAs in escrow subject to the terms and conditions of this Agreement.

3.	ESCROW PROVISIONS

3.1                        The Shareholders and SES hereby direct the Escrow Agent to retain the Shares and the PAs and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2                        The Escrow Agent will hold the Shares and the PAs in escrow and will, unless prohibited by an order of a court of competent jurisdiction:

(a)

deliver (i) the Shares into a subsequent escrow in accordance with the terms of the Long Term Escrow Agreement dated September 1, 2006, among the Shareholders, SES and the Escrow Agent and (ii) the PAs to each of the Shareholders, if SES closes a financing of at least CHF12,000,000 on or prior to October 31, 2006 (the “Financing”); or

D/CZM/893649.2

(b)	deliver the Shares and the PAs to SES for immediate cancellation if SES does not close the Financing on or prior to October 31, 2006.

3.3                        In the event that the Shares and the PAs are delivered by the Escrow Agent to SES in accordance with section 3.2(b) hereof, SES will cancel the Shares promptly upon receipt.

3.4                        The Escrow Agent is authorized by the Shareholders and SES to make the deliveries required by Section 3.2 of this Agreement.

4.	ESCROW AGENT

4.1                        In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2                        The Shareholders and SES agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3                        In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4                        The Escrow Agent will have no responsibility in respect of loss of the Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5                        The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

D/CZM/893649.2

4.6                        In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7                        Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8                        If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

4.9                        If written notice of protest is made by any of the Shareholders and/or SES to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10                      The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Shareholders and SES. The Shareholders and SES may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent and the Shareholders and SES may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named by the Shareholders and SES.

4.11                      Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholders and SES.

4.12                      Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Shareholders and/or SES, this Agreement or any matters

D/CZM/893649.2

arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5.	FEES

5.1                        SES will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

6.	GENERAL

6.1                        Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2                        This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3                        The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4                        This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

6.5                        Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Shareholders:

c/o Société d’Energie Solaire S.A.

Route de Saint-Julien 129

CH-1228 Plan-les-Ouates

Switzerland

Attention:	Jean-Christophe Hadorn
Telephone:	+41 22 884 14 84
Facsimile:	+41 22 884 14 80

D/CZM/893649.2

With a copy (which will not constitute notice) to:

Etude d’avocats Poggia & Rudermann

Rue de Beaumont 11

1206 Geneve

Suisse

Attention:	Me Mauro Poggia
Telephone:	+41 22 703 58 58
Facsimile:	+41 22 703 58 57

(b)	If to SES:

Suite 1400 – 1500 West Georgia Street

Vancouver, British Columbia

Canada V6G 2Z6

Fax:	(604) 662-8974
(c)	If to the Escrow Agent:

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Fax:	(604) 687-6314

Attention:	Cam McTavish

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.6	Time is of the essence of this Agreement.

6.7                        It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.8                        This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more

D/CZM/893649.2

counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

SES SOLAR INC.

Per:	/s/ John Veltheer
Name: John Veltheer
	Title:	President and Director

EXECUTED by CHRISTIANE ERNE in the presence of: /s/ signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Christiane Erne CHRISTIANE ERNE

EXECUTED by JEAN-CHRISTOPHE HADORN in the presence of: /s/ signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jean-Christophe Hadorn JEAN-CHRISTOPHE HADORN

D/CZM/893649.2

EXECUTED by CLAUDIA REY in the presence of: /s/ signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Claudia Rey CLAUDIA REY

CLARK WILSON LLP

Per:	/s/ Virgil Hlus
Partner

D/CZM/893649.2

SCHEDULE A

Name of Shareholder	Address	No. of Shares Deposited into Escrow
Christiane Erne	_________________________ _________________________ _________________________	21,729,068
Jean-Christophe Hadorn	_________________________ _________________________ _________________________	1,207,171
Claudia Rey	_________________________ _________________________ _________________________	1,207,171

D/CZM/893649.2